TIDAL TRUST III 485BPOS

Exhibit 99.(d)(viii)(iv)

FOURTH AMENDMENT TO THE

TIDAL TRUST III

INVESTMENT ADVISORY AGREEMENT

with

TIDAL INVESTMENTS LLC

This Fourth Amendment to the Investment Advisory Agreement (the “Amendment”) is made as of October 22, 2025, by and between TIDAL TRUST III (the “Trust”) and TIDAL INVESTMENTS LLC (the “Adviser”).

BACKGROUND:

A.	The Trust and the Adviser have entered into an Investment Advisory Agreement dated as of August 23, 2024 as amended to date (the “Agreement”) pursuant to which the Adviser is engaged by the Trust to serve as the investment adviser to each Fund identified on the then-current Schedule A to the Agreement.

B.	The Trust and the Adviser desire to amend and restate Schedule A to the Agreement to add seven new Funds. In particular, the parties desire to amend and restate Schedule A to add the following new Funds:

VistaShares BitBonds 1-3 Yr Enhanced Weekly Distribution ETF

VistaShares BitBonds 5 Yr Enhanced Weekly Distribution ETF

VistaShares BitBonds 10 Yr Enhanced Weekly Distribution ETF

VistaShares BitBonds 20 Yr Enhanced Weekly Distribution ETF

VistaShares Bitcoin Treasury Income ETF

VistaShares Ethereum Treasury Income ETF

VistaShares Ethereum Treasury ETF

VistaShares IPO and Income ETF

VistaShares Target 15™ International Innovators Income ETF

VistaShares Target 15™ European High Dividend Payers Income ETF

VistaShares Target 15™ S&P 100 Distribution ETF

VistaShares Target 15™ Global 100 Distribution ETF

C.	Section 21 of the Agreement allows for the amendment of the Agreement by a written instrument executed by both parties.

D.	This Background section and the Schedule attached to this Amendment are incorporated by reference into, and made a part of, this Amendment.

TERMS:

NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

1.	The current Schedule A to the Agreement is hereby amended and restated in its entirety as set forth on the Amended and Restated Schedule A attached hereto.

2.	Miscellaneous.

a.	Capitalized terms not defined in this Amendment shall have the respective meanings set forth in the Agreement.

b.	Except as specifically amended by this Amendment, and except as necessary to conform to the intention of the parties herein above set forth, the Agreement shall remain unaltered and in full force and effect and is hereby ratified and confirmed.

c.	The Agreement, as amended hereby, together with its Amended and Restated Schedule, constitutes the complete understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior communications with respect thereto. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

IN WITNESS WHEREOF, the parties have caused this Amendment to be signed by duly authorized representatives as of the date first set forth above.

TIDAL TRUST III		TIDAL INVESTMENTS LLC
on behalf of its series listed on Amended and Restated Schedule A

By:	/s/Eric Falkeis	By:	/s/Daniel Carlson
Name:	Eric Falkeis	Name:	Daniel Carlson
Title:	President	Title:	Co-Founder & Chief of Staff
Date:	10-23-2025	Date:	10-23-2025

Amended AND RESTATED

Schedule A

to the

TIDAL TRUST III

INVESTMENT ADVISORY AGREEMENT

with

TIDAL INVESTMENTS LLC

Fund Name	Advisory Fee
VistaShares Artificial Intelligence Supercycle ETF	0.75%
VistaShares Electrification Supercycle ETF	0.75%
VistaShares Target 15 Berkshire Select Income ETF	0.95%
VistaShares Target 15 USA Momentum Income ETF	0.95%
VistaShares Target 15 USA Value Income ETF	0.95%
VistaShares Target 15 USA Quality Income ETF	0.95%
VistaShares Target 15 USA Low Volatility Income ETF	0.95%
VistaShares Animal Spirits Strategy ETF	0.75%
VistaShares Animal Spirits Daily 2X Strategy ETF	1.29%
VistaShares Pershing Square Select ETF	0.75%
VistaShares Target 15 Pershing Square Select Income ETF	0.95%
VistaShares Scion Asset Management Select ETF	0.75%
VistaShares Target 15 Scion Asset Management Select Income ETF	0.95%
VistaShares Duquesne Select ETF	0.75%
VistaShares Target 15 Duquesne Select Income ETF	0.95%
VistaShares Berkshire Select ETF	0.75%
VistaShares BitBonds 1-3 Yr Enhanced Weekly Distribution ETF	0.49%
VistaShares BitBonds 5 Yr Enhanced Weekly Distribution ETF	0.49%
VistaShares BitBonds 10 Yr Enhanced Weekly Distribution ETF	0.49%

VistaShares BitBonds 20 Yr Enhanced Weekly Distribution ETF	0.49%
VistaShares Bitcoin Treasury Income ETF	0.95%
VistaShares Ethereum Treasury Income ETF	0.95%
VistaShares Ethereum Treasury ETF	0.75%
VistaShares IPO and Income ETF	0.95%
VistaShares Target 15™ International Innovators Distribution ETF	0.95%
VistaShares Target 15™ European High Dividend Payers Distribution ETF	0.95%
VistaShares Target 15™ S&P 100 Distribution ETF	0.59%
VistaShares Target 15™ Global 100 Distribution ETF	0.59%

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